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EXHIBIT 10.23
                                  PROMISSORY NOTE
                                  ---------------

$100,000                                                         April 24, 1997

                                                         San Carlos, California

     FOR VALUE RECEIVED, Steve Bacich ("BORROWER") promises to pay to Conceptus, Inc., a Delaware corporation (the "COMPANY"), the principal sum of One Hundred Thousand Dollars ($100,000), together with interest on the unpaid principal hereof from the date hereof at the rate of 9.5% per annum, compounded annually. This Note is made pursuant to the terms of a Loan Agreement of even date herewith (the "AGREEMENT") between Borrower and the Company and is subject to the terms and conditions of the Agreement. ALL CAPITALIZED TERMS USED BUT NOT OTHERWISE DEFINED HEREIN SHALL HAVE THE MEANINGS GIVEN SUCH TERMS IN THE AGREEMENT.

     All principal and accrued interest shall be due and payable in full on the earliest of (a) March 26, 2001 or (b) the termination of Borrower's employment relationship with the Company with or without Cause. Notwithstanding the foregoing, upon March 26 of 1998, 1999, 2000 and 2001, the first four anniversaries of Borrower's employment with the Company, Borrower shall be deemed by the Company to have repaid an amount equal to the sum of (i) 25% of the Borrowed Amount and (ii) the accrued interest thereon; provided, further, if Borrower's employment with the Company is Involuntarily Terminated other than for Cause in connection with a Change of Control, then any amount of the Loan, including accrued interest, not deemed repaid as provided above shall be deemed repaid by Borrower in full as of the date of such termination.

     Borrower may at any time prepay all or any portion of the principal or interest owing hereunder. Payments of principal and interest shall be made in lawful money of the United States of America and shall be credited first to the accrued interest, with the remainder applied to principal.

     Should any action be instituted for the collection of this Note, the reasonable costs and attorneys' fees therein of the holder shall be paid by Borrower.

     This Note is not secured.

     The holder of this Note shall have full recourse against Borrower. In case of an event of default (as described in Section 5 of the Agreement), the Company may proceed against the Borrower as set forth in the Agreement or as permitted by applicable law.

                                        /s/ Steve Bacich
                                        --------------------------
                                        STEVE BACICH

                                        Address:  20 Fairway Place
                                                  Half Moon Bay, CA  94019